U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CAPITOL ACQUISITION HOLDING COMPANY LTD.

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	N/A
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)
509 West 7th Street, N.W.
Washington, D.C.	20004
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-217256
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered

Ordinary Shares, par value $0.0001 per share	New York Stock Exchange
Warrants, each to purchase one Ordinary Share	NYSE MKT

Securities to be registered pursuant to Section 12(g) of the Act:
None

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the ordinary shares and warrants of Capitol Acquisition Holding Company Ltd. (the “Company”). The description of the ordinary shares and warrants contained under the heading “Description of Securities” in the registration statement initially filed with the Securities and Exchange Commission on April 11, 2017, as amended from time to time (File No. 333-217256) (the “Registration Statement”) to which this Form 8-A relates is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein. The Company intends to change its name to “Cision Ltd.” upon closing of the proposed merger (the “Merger”) described in the Registration Statement.

Item 2.	Index to Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of March 19, 2017, by and among Capitol Acquisition Corp. III, Capitol Acquisition Holding Company Ltd., Capitol Acquisition Merger Sub, Inc., Canyon Holdings (Cayman) L.P. and Canyon Holdings S.a r.l. (incorporated by reference to Annex A to the definitive Proxy Statement/Prospectus included with the Registration Statement filed on June 15, 2017).
2.2	Amendment No. 1 to Agreement and Plan of Merger, dated as of April 7, 2017, by and among Capitol Acquisition Corp. III, Capitol Acquisition Holding Company Ltd., Capitol Acquisition Merger Sub, Inc., Canyon Holdings (Cayman) L.P. and Canyon Holdings S.a r.l. (incorporated by reference to Annex A to the definitive Proxy Statement/Prospectus included with the Registration Statement filed on June 15, 2017).
3.1	Form of Amended and Restated Memorandum and Articles of Association of Capitol Acquisition Holding Company Ltd. (incorporated by reference to Annex B to the definitive Proxy Statement/Prospectus included with the Registration Statement filed on June 15, 2017).
4.1	Specimen Ordinary Share Certificate of Capitol Acquisition Holding Company Ltd. (incorporated by reference to Exhibit 4.4 included with the Registration Statement filed on May 15, 2017).
4.2	Specimen Warrant Certificate of Capitol Acquisition Corp. III (incorporated by reference to Form S-1/A (SEC File No. 333-206693) filed on October 7, 2015).
4.3	Warrant Agreement between Capitol Acquisition Corp. III and Continental Stock Transfer & Trust Company (incorporated by reference to Current Report on Form 8-K filed on October 15, 2015).
4.5

Form of Assignment and Assumption Agreement between Continental Stock Transfer & Trust Company, Capitol Acquisition Corp. III and Capitol Acquisition Holding Company Ltd. (incorporated by reference to Exhibit 4.5 included with the Registration Statement filed on May 15, 2017).

2

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CAPITOL ACQUISITION HOLDING COMPANY LTD.

Date: June 29, 2017	By:	/s/ Mark D. Ein
Mark D. Ein
President and Director

3